UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2019

MasterCraft Boat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company            ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, Terry McNew, Director, President and Chief Executive Officer of MasterCraft Boat Holdings, Inc. (the “Company”) submitted his resignation as President and Chief Executive Officer and as a director of the Company, effective October 30, 2019. Mr. McNew’s resignation was not a result of a disagreement with the Company on any matters related to its operations, policies or practices.

On October 30, 2019, the Board of Directors accepted Mr. McNew’s resignation and appointed Frederick A. Brightbill, Chairman of the Company’s Board of Directors, to serve as the Company’s interim Chief Executive Officer, effective immediately.

The Company issued a press release today announcing Mr. McNew’s resignation and the appointment of Mr. Brightbill as interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

In connection with his appointment as interim Chief Executive Officer, the Company entered into a letter agreement (the “Agreement”) with Mr. Brightbill regarding the terms of his employment as interim Chief Executive Officer, a copy of which is attached hereto as Exhibit 10.1.

Pursuant to the Agreement, Mr. Brightbill became the interim Chief Executive Officer effective October 30, 2019 and will serve as an “at will” employee until a permanent Chief Executive Officer is hired. While serving as interim Chief Executive Officer, Mr. Brightbill will receive, in addition to his usual compensation as a director of the Company, (a) a base salary of $50,000 per month, less applicable taxes and withholding, payable in accordance with the Company’s normal payroll cycle (b) a cash bonus of $10,000 per month served as interim Chief Executive Officer, subject to adjustment by the Compensation Committee based on his performance as interim Chief Executive Officer, payable at the end of his service as interim Chief Executive Officer (provided he remains employed by the Company as interim Chief Executive Officer through the final date established by the Board of Directors) and (c) a one-time grant of 15,000 shares of restricted stock (with terms substantially similar to annual director grants, including a one-year vesting period). Additionally, Mr. Brightbill will be reimbursed for all eligible business expenses incurred as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description

10.1	Letter Agreement, dated October 30, 2019
99.1	Press Release dated October 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Dated: October 30, 2019	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary